SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2003

XTO ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10662	75-2347769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Houston Street, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(817) 870-2800

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On August 19, 2003, XTO Energy announced that its Board of Directors declared a dividend of .0074 units of Cross Timbers Royalty Trust (CRT) for each issued and outstanding share of XTO Energy’s common stock. The Company’s entire holdings of CRT units, which were purchased in the open market between 1996 and 1998, will be distributed.

The dividend ratio is subject to adjustment based on the outstanding XTO shares on the September 2, 2003 record date. XTO Energy’s transfer agent will mail the dividend on September 18, 2003. Cash will be paid in lieu of fractional units based on the net proceeds received by XTO Energy from the sale of fractional units through a third party.

A copy of the news release is filed as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed as part of this Current Report of Form 8-K:

Exhibit Number and Description

99.1    News Release dated August 19, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: August 21, 2003	By:	/s/ BENNIE G. KNIFFEN
Bennie G. Kniffen Senior Vice President and Controller